Exhibit 10.1

NEITHER THIS NOTE NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

ADVENT TECHNOLOGIES HOLDINGS, INC.

Convertible Promissory Note

Dated:	August 28, 2025 (the “Issuance Date”)	$418,000.00

Note No: ATH-HGV2

FOR VALUE RECEIVED, ADVENT TECHNOLOGIES HOLDINGS, INC., a Delaware corporation (hereinafter called the “Maker” or the “Company”), hereby promises to pay to the order of Hudson Global Ventures, LLC, a limited liability company organized and existing under the laws of Nevada, or its registered assigns (the “Holder”), the principal sum of Four Hundred Eighteen Thousand and 00/100ths United States Dollars ($418,000.00) (the “Principal Amount”) pursuant to the terms of this Convertible Promissory Note (this “Note”). The payment to the Maker for this Note is the tender of Three Hundred Seventy-six Thousand and 00/100ths United States Dollars ($376,000.00), by virtue of an original issuance discount (the “OID”) in the amount of Forty-two Thousand and 00/100ths United States Dollars ($42,000.00).

Beginning on October 1, 2025, the Maker shall pay eleven (11) consecutive monthly payments, each in the amount of $38,000.00 to the Holder in repayment of this Note (each, an “Amortization Payment”).

Payments may be made in cash. Notwithstanding anything to the contrary contained herein, one or more Amortization Payments may be deferred or reallocated to other dates at the Investor’s sole and absolute discretion for any reason or for no reason. Further upon the occurrence of an “Event of Default” (as that term is defined hereinbelow), one or more Amortization Payments may be accelerated at the Investor’s sole and absolute discretion for any reason or for no reason.

If the Maker fails to pay any Amortization Payment timely, the Holder shall have the right to convert an amount up to the Mandatory Default Amount at a conversion price equal to the lower of (i) the Conversion Price or (ii) 80% of the lowest trading price in the ten (10) Trading Days prior to conversion (subject to a floor price of $0.10).

The maturity date of this Note shall be August 1, 2026 (the “Maturity Date”) and is the date upon which the Principal Amount and all outstanding put unpaid interest thereon shall be due and payable unless otherwise accelerated pursuant to the terms of this Note.

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This Note may not be repaid in whole or in part except as otherwise explicitly set forth herein.

Except as otherwise provided herein, all payments under or pursuant to this Note shall be made in United States Dollars in immediately available funds to the Holder at the address of the Holder set forth in the Purchase Agreement (as hereinafter defined) or at such other place as the Holder may designate from time to time in writing to the Maker or by wire transfer of funds to the Holder’s account designated in writing by Holder to the Maker.

1.1 Purchase Agreement. This Note has been executed and delivered pursuant to, and is one of the Notes issued pursuant to, the Securities Purchase Agreement, dated as of August 28, 2025 (as the same may be amended from time to time, the “Purchase Agreement”), by and among the Maker, the other “Investors” (as such term is defined in the Purchase Agreement), and the Holder. Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Purchase Agreement.

1.2 Interest.

1.2.1 Subject to adjustment, during the term of this Note, interest shall accrue on any Outstanding Principal Amount, commencing on the Issuance Date at an annual rate of twelve percent (12%) and shall be computed on the basis of a 360-day year, consisting of twelve (12) thirty (30)-calendar day periods (the “Interest”); provided, however, that the Interest for the twelve (12)-month term of this Note shall accrue immediately and be guaranteed and payment thereof shall be included in each Amortization Payment.

1.2.2 If any amount payable by Company under any Transaction Document is not paid when due, such amount shall thereafter bear interest at the Past Due Rate (as hereinafter defined) to the fullest extent permitted by applicable law. In addition, following any Event of Default, any Outstanding Principal Amount shall bear interest at the Past Due Rate. In either case, accrued and unpaid Interest or past due amounts (including interest on past due Interest) shall be due and payable on demand, at a rate per annum equal to eighteen percent (18%) accruing annually and computed on the basis of a 360-day year (the “Past Due Rate”), provided that, in no event shall the rate of interest hereunder exceed the maximum rate permitted by applicable law.

1.3 Prepayment. At any time after the Issuance Date and provided that no Event of Default has occurred, but subject in all cases to the terms of the Purchase Agreement, the Maker may repay all but not less than all of the Outstanding Principal Amount upon at least ten (10) Trading Days’ written notice (the “Prepayment Notice Period”) to the Holder (the “Prepayment Notice”) by paying an amount equal to 118% of the Principal Amount then being prepaid; provided, however, that the 118% shall be 100% if the prepayment shall occur not later than the close of business on October 1, 2025. Notwithstanding the foregoing, if the Maker elects to prepay this Note pursuant to the provisions of this Section 1.3, the Holder shall continue to have the right to issue a Conversion Notice, or Conversion Notices, in accordance with Section 3.1 hereof, specifying the Principal Amount that the Holder will convert.

1.4 Payment on Non-Business Days. Whenever any payment to be made shall be due on a day which is not a Business Day, such payment shall be due on the next succeeding Business Day.

1.5 Transfer. This Note may be transferred or sold, subject to the provisions of Section 5.8, or pledged, hypothecated, or otherwise granted as security by the Holder.

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1.6 Replacement. Upon receipt of a duly executed and notarized written statement from the Holder with respect to the loss, theft, or destruction of this Note (or any replacement hereof), or, in the case of a mutilation of this Note, upon surrender and cancellation of such Note, the Maker shall issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Note.

1.7 Use of Proceeds. The Maker shall use the proceeds of this Note as set forth in the Purchase Agreement.

1.8 Status of Note. The obligations of the Maker under this Note shall rank senior to all other existing Indebtedness and equity of the Company except that the obligations of the Maker under this Note shall rank pari passu with all other Indebtedness owing to the other Investors under the other Notes (as such term is defined in the Purchase Agreement) (the “Other Notes”). Upon any Liquidation Event (as hereinafter defined), but subject in all cases to the Purchase Agreement, the Holder will be entitled to receive, before any distribution or payment is made upon, or set apart with respect to, any Indebtedness of the Maker (other than Indebtedness in respect of the Other Notes) or any class of shares of the Maker, an amount equal to the sum of the Outstanding Principal Amount. For purposes of this Note, “Liquidation Event” means a liquidation pursuant to a filing of a petition for bankruptcy under applicable law or any other insolvency or debtor’s relief, an assignment for the benefit of creditors, or a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Maker.

ARTICLE 2

2.1 Events of Default. An “Event of Default” under this Note shall mean the occurrence of any of the Events of Default defined in the Purchase Agreement, and any of the additional events described below (unless the Event of Default is waived in writing by the Requisite Holder):

(a) Following a three (3)-Business Day opportunity to cure, any default in the payment of (i) the Principal Amount hereunder when due; or (ii) interest as and when the same shall become due and payable (whether on the Maturity Date or by acceleration or otherwise);

(b) the Maker shall fail to observe or perform any other material covenant, condition, or agreement contained in this Note or any Transaction Document;

(c) the Maker’s notice to the Holder, including by way of public announcement, at any time, of its inability to comply (including for any of the reasons described in Section 3.6(a) hereof) or its intention not to comply with proper requests for conversion of this Note into Common Stock;

(d) the Maker shall fail to (i) timely deliver the Common Stock as and when required in Section 3.1 or (ii) make the payment of any fees and/or liquidated damages under this Note, the Purchase Agreement, or the other Transaction Documents;

(e) at any time the Maker shall fail to have the Required Minimum of Common Stock authorized, reserved, and available for issuance to satisfy the potential conversion in full (disregarding for this purpose any and all limitations of any kind on such conversion) of this Note;

(f) any representation or warranty made by the Maker or any of its Subsidiaries in the Purchase Agreement, this Note, or any other Transaction Document shall prove to have been false or incorrect or breached in a material respect on the date as of which made or deemed to be made;

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(g) the Maker or any of its Subsidiaries shall (A) default in any payment of any amount or amounts of principal of or interest (if any) on any Indebtedness (other than the Indebtedness hereunder), the aggregate principal amount of which Indebtedness is in excess of US$500,000 (or its equivalent in the relevant currency of payment) or (B) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders or beneficiary or beneficiaries of such Indebtedness to cause with the giving of notice if required, such Indebtedness to become due prior to its stated maturity, in each case, prior to the expiration of the grace period provided in such Indebtedness on the date of such Indebtedness;

(h) the Maker or any of its Significant Subsidiaries shall: (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets; (ii) make a general assignment for the benefit of its creditors; (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic); (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors’ rights generally; (v)acquiesce in writing to any petition filed against it in an involuntary case under the United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic); (vi) issue a notice of bankruptcy or winding down of its operations or issue a press release regarding same; or (vii) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing;

(i) a proceeding or case shall be commenced in respect of the Maker or any of its Significant Subsidiaries, without its application or consent, in any court of competent jurisdiction, seeking: (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts; (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets in connection with the liquidation or dissolution of the Maker or any of its Significant Subsidiaries; or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii), or (iii) shall continue undismissed, or unstayed and in effect, for a period of thirty (30) days or any order for relief shall be entered in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic) against the Maker or any of its Significant Subsidiaries or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Maker or any of its Subsidiaries and shall continue undismissed or unstayed and in effect for a period of thirty (30) days;

(j) one or more final judgments, settlements, or orders for the payment of money aggregating in excess of US$200,000 (or its equivalent in the relevant currency of payment) are rendered against or entered into one or more of the Company and its Subsidiaries, where such judgment, settlement or order is not discharged or stayed within thirty (30) days;

(k) the failure of the Maker to instruct its transfer agent to remove any legends from the Common Stock and issue such unlegended certificates to the Holder within two (2) Trading Days of the Holder’s lawful request so long as the Holder has provided reasonable assurances to the Maker that such Common Stock can be sold pursuant to Rule 144 or any other applicable exemption;

(l) the Maker’s Common Stock is no longer publicly traded or ceases to be listed on the Trading Market or, after the six-month anniversary of the Issuance Date, any shares of Investor Stock may not be immediately resold under Rule 144 without restriction on the number of shares to be sold or manner of sale, unless such shares of Investor Stock have been registered for resale under the 1933 Act and may be sold without restriction;

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(m) the Maker consummates a “going private” transaction and as a result shares of Common Stock are no longer registered under Sections 12(b) or 12(g) of the 1934 Act;

(n) there shall be any SEC or judicial stop trade order or trading suspension stop-order or any restriction in place with the transfer agent for the Common Stock restricting the trading of such Common Stock;

(o) the Depository Trust Company places any restrictions on transactions in the Common Stock or the Common Stock is no longer tradeable through the Depository Trust Company Fast Automated Securities Transfer program; or

(p) the occurrence of a Material Adverse Effect in respect of the Maker, or the Maker and its Subsidiaries taken as a whole which would reasonably be considered to substantially impair the ability of the Maker to satisfy its obligations in the Transaction Documents.

2.2 Remedies Upon an Event of Default. Upon the occurrence of any Event of Default that has not been remedied within two (2) Business Days after the Company receives notice of such Event of Default for an Event of Default, the Maker shall be obligated to pay to the Holder the Mandatory Default Amount, which Mandatory Default Amount shall be earned by the Holder on the date the Event of Default giving rise thereto occurs and shall be due and payable on the earlier to occur of the Maturity Date, upon conversion, redemption, or prepayment of this Note or the date on which all amounts owing hereunder have been accelerated in accordance with the terms hereof (provided all payments shall be subject to the provisions of the Purchase Agreement with respect to the holders of the Other Notes).

ARTICLE 3 CONVERSION.

3.1 Conversion. This Note shall be convertible (in whole or in part), in the sole and absolute discretion of the Holder into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing (x) that portion identified by the Maker of (A) the Outstanding Principal Amount, plus (B) accrued and unpaid interest with respect to such Outstanding Principal Amount of this Note and any other amounts owing under this Note or the Transaction Documents to be converted (the “Conversion Amount”) by (y) the Conversion Price then in effect on the date on which the Holder delivers a notice of conversion, in substantially the form attached hereto as Exhibit A (the “Conversion Notice”), in accordance with this Section 3.1 to the Maker. The Holder shall deliver this Note to the Maker at the address designated in the Purchase Agreement at any such time that this Note is converted. With respect to partial conversions of this Note, the Maker shall keep written records of the amount of this Note converted as of the date of such conversion (each, a “Conversion Date”).

The “Conversion Price” means a fixed $2.00 per share, except as otherwise set forth herein.

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3.2 Delivery of shares of Conversion Stock. As soon as practicable after any conversion or payment of any amount due hereunder in the form of Common Stock in accordance with this Note, and in any event within two (2) Trading Days thereafter (such date, the “Share Delivery Date”), the Maker shall, at its expense, cause to be issued in the name of and delivered to the Holder, or as the Holder may direct, book-entry statements evidencing the number of fully paid and non-assessable Common Stock to which the Holder shall be entitled on such conversion or payment (the “Conversion Stock”), in the applicable denominations based on the applicable conversion or payment; provided that, if the Common Stock are then DWAC Eligible and such Common Stock issuable upon conversion of this Note have been registered for resale pursuant to an effective registration statement under the 1933 Act, upon request of the Holder, the Company shall cause its transfer agent to electronically transmit such Common Stock issuable upon conversion of this Note to (i) the third-party purchaser in the resale thereof by the Investor or (ii) by crediting the account of the Holder’s (or its designee’s) broker with DTC through its Deposit and Withdrawal at Custodian service (provided that the same time periods herein as for book-entry statements shall apply) as instructed by the Holder (or its designee, in which case such Common Stock (x) shall only be used by such broker to deliver such Common Stock to DTC for the purpose of settling the Holder’s share delivery obligations with respect to the sale of such Common Stock, which may include delivery to other accounts of such broker and inclusion in the number of Common Stock delivered by that broker in “net settling” that broker’s trading of shares of the Company’s Common Stock, including its positions with the brokers of the respective persons who purchase such Common Stock from the Holder, and (y) shall remain “restricted securities” as such term is defined in Rule 144(a)(3) under the Securities Act until so delivered). In the event that the Maker fails to comply with its obligations under this Section 3.2, a liquidated damages charge of two percent (2%) of the Outstanding Principal Amount of this Note will be assessed and will become immediately due and payable each month while such failure remains uncured to the Holder at its election in the form of a cash payment or added to the balance of this Note.

3.3 Caps on shares of Conversion Stock. Notwithstanding anything to the contrary contained herein, the Holder shall not be entitled to receive shares representing Equity Interests upon conversion of this Note to the extent (but only to the extent) that:

(a) Ownership Cap. Such exercise or receipt would cause the Holder Group (as defined below) to become, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the 1934 Act and the rules and regulations promulgated thereunder) of a number of Equity Interests of a class that is registered under the 1934 Act which exceeds the Maximum Percentage (as defined below) of the Equity Interests of such class that are outstanding at such time. Any purported delivery of Equity Interests in connection with the conversion of this Note prior to the termination of this restriction in accordance herewith shall be void and have no effect to the extent (but only to the extent) that such delivery would result in the Holder Group becoming the beneficial owner of more than the Maximum Percentage of the Equity Interests of a class that is registered under the 1934 Act that is outstanding at such time. If any delivery of Equity Interests owed to the Holder following conversion of this Note is not made, in whole or in part, as a result of this limitation, the Company’s obligation to make such delivery shall not be extinguished and the Company shall deliver such Equity Interests as promptly as practicable after the Holder gives notice to the Company that such delivery would not result in such limitation being triggered or upon termination of the restriction in accordance with the terms hereof; provided that no liquidated damages will be assessed or become due and payable pursuant to Section 3.2 hereof with respect to any such Equity Interests not being delivered solely as a result of this limitation. To the extent limitations contained in this Section 3.3(a) apply, the determination of whether this Note is convertible and of which portion of this Note is convertible shall be the sole responsibility and in the sole determination of the Holder, and the submission of a notice of conversion shall be deemed to constitute the Holder’s determination that the issuance of the full number of shares of Conversion Stock requested in the notice of conversion is permitted hereunder, and the Company shall not have any obligation to verify or confirm the accuracy of such determination. For purposes of this Section 3.3, (i) the term “Maximum Percentage” shall mean 4.99%; provided, that if at any time after the date hereof the Holder Group beneficially owns in excess

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of 4.99% of any class of Equity Interests in the Company that is registered under the 1934 Act, then the Maximum Percentage shall automatically increase to 9.99% so long as the Holder Group owns in excess of 4.99% of such class of Equity Interests (and shall, for the avoidance of doubt, automatically decrease to 4.99% upon the Holder Group ceasing to own in excess of 4.99% of such class of Equity Interests); and (ii) the term “Holder Group” shall mean the Holder plus any other Person with which the Holder is considered to be part of a group under Section 13 of the 1934 Act or with which the Holder otherwise files reports under Sections 13 and/or 16 of the 1934 Act. In determining the number of Equity Interests of a particular class outstanding at any point in time, the Holder may rely on the number of outstanding Equity Interests of such class as reflected in (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, or Current Report on Form 8-K filed with the SEC, as the case may be, (y) a more recent public announcement by the Company, or (z) a more recent notice by the Company or its transfer agent to the Holder setting forth the number of Equity Interests of such class then outstanding. For any reason at any time, upon written or oral request of the Holder, the Company shall, within one (1) Business Day of such request, confirm orally and in writing to the Holder the number of Equity Interests of any class then outstanding. The provisions of this Section 3.3 shall be construed, corrected, and implemented in a manner so as to effectuate the intended beneficial ownership limitation herein contained.

(b) Exchange Cap. The Company shall not issue any shares of Common Stock upon the conversion of this Note that (taken together with the issuance of shares of Common Stock upon exercise of the Warrant granted in connection with the sale and issuance of this Note) would exceed the aggregate number of shares of Common Stock that the Company may issue upon exercise or conversion or otherwise pursuant to the terms of this Note and the Warrant without breaching the Company’s obligations under the rules or regulations of the Trading Market (the number of shares that may be issued without violating such rules and regulations, the “Exchange Cap”), except that such limitation shall not apply in the event that the Company (A) obtains the approval of its stockholders as required by the applicable rules of the Trading Market for issuances of shares of Common Stock in excess of the Exchange Cap or (B) obtains a written opinion from outside counsel to the Company that such approval is not required, that opinion shall be reasonably satisfactory to the Holder. Until such approval or such written opinion is obtained, no Holder shall be issued in the aggregate, upon conversion or exercise (as the case may be) of this Note or the Warrant or otherwise pursuant to the terms of this Note or the Warrant, shares of Common Stock in an amount greater than the product of (i) the Exchange Cap as of the Issuance Date multiplied by (ii) the quotient of the original Principal Amount of this Note sold and issued to the Holder pursuant to the Purchase Agreement on the Closing Date (as defined in the Purchase Agreement). In the event that any Holder shall sell or otherwise transfer any of such Holder’s Notes, the transferee shall be allocated a pro rata portion of the Exchange Cap with respect to such portion of such Note so transferred, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap so allocated to such transferee. At any time after the Issuance Date and prior to any meeting of the Company’s stockholders, wherein this transaction was approved, in the event that the Company is then prohibited from issuing any shares of Common Stock pursuant to this Section 3.3(b) or for any other reason as prescribed by the SEC or the Trading Market (or such applicable Eligible Market in that the Common Stock of the Company is then principally trading) (the “Exchange Cap Shares”), in lieu of issuing and delivering such Exchange Cap Shares to the Holder, the Company shall pay cash to the Holder in exchange for the cancellation of such portion of this Note convertible into such Exchange Cap Shares (the “Exchange Cap Payment Amount”) at a price equal to the sum of (x) the product of (A) such number of Exchange Cap Shares and (B) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date the Holder delivers the applicable Conversion Notice with respect to such Exchange Cap Shares to the Company and ending on the date of such payment under this Section 3.3(b) to the extent the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of Exchange Cap Shares, any brokerage commissions and other out-of-pocket expenses, if any, of the Holder incurred in connection therewith.

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3.4 Adjustments to Floor Price.

(a) Until the Note has been paid in full or converted in full except as otherwise provided in this Section 3.4, the Conversion Price and Floor Price shall be subject to adjustment from time to time as follows (but shall not be increased, other than pursuant to Section 3.4(a)(i) hereof):

(i) Adjustments for Stock Splits. If the Maker shall at any time or from time to time after the Closing Date (but whether before or after the Issuance Date) effect a split of the outstanding Common Stock, the applicable Floor Price in effect immediately prior to the stock split shall be proportionately decreased or, in the case of a combination, increased. Any adjustments under this Section 3.4(a)(i) shall be effective at the close of business on the date the stock split or combination occurs.

(ii) Adjustments for Certain Dividends and Distributions. If the Maker shall at any time or from time to time after the Closing Date (but whether before or after the Issuance Date) make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in Common Stock, then, and in each event, the applicable Floor Price in effect immediately prior to such event shall be decreased as of the time of such issuance or, in the event such record date shall have been fixed, as of the close of business on such record date, by multiplying the applicable Floor Price then in effect by a fraction:

(1) the numerator of which shall be the total number of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

(2) the denominator of which shall be the total number of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Common Stock issuable in payment of such dividend or distribution.

(iii) Adjustment for Other Dividends and Distributions. If the Maker shall at any time or from time to time after the Closing Date (but whether before or after the Issuance Date) make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in securities or property other than Common Stock, then, and in each event, an appropriate revision to the applicable Floor Price shall be made and provision shall be made (by adjustments of the Floor Price or otherwise) so that the Holder of this Note shall receive upon conversions thereof, in addition to the number of Common Stock receivable thereon, the number of securities of the Maker or other issuer (as applicable) or other property that it would have received had this Note been converted into Common Stock in full (without regard to any conversion limitations herein) on the date of such event and had thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities (together with any distributions payable thereon during such period) or assets, giving application to all adjustments called for during such period under this Section 3.4(a)(iii) with respect to the rights of the holders of this Note; provided, however, that, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Floor Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

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(iv) Adjustments for Reclassification, Exchange, or Substitution. If the Common Stock at any time or from time to time after the Closing Date (but whether before or after the Issuance Date) shall be changed to the same or different number of shares or other securities of any class of shares or other property, whether by reclassification, exchange, substitution or otherwise (other than by way of a stock split or combination of shares or stock dividends provided for in Sections 3.4(a)(i), (ii), and (iii) hereof, or a reorganization, merger, consolidation, or sale of assets provided for in Section 3.4(a)(viii) hereof), then, and in each event, an appropriate revision to the Floor Price shall be made and provisions shall be made (by adjustments of the Floor Price or otherwise) so that the Holder shall have the right thereafter to convert this Note into the kind and amount of shares or other securities or other property receivable upon reclassification, exchange, substitution or other change, by holders of the number of Common Stock into which such Note might have been converted immediately prior to such reclassification, exchange, substitution, or other change, all subject to further adjustment as provided herein.

(v) Adjustment Due to Dilutive Issuance. If, at any time while this Note is Outstanding the Company issues or sells, or in accordance with this Section 3.4(a)(v) hereof is deemed to have issued or sold, except for Common Stock issued in an issuance of Exempted Securities (except for issuances under clauses (d), (e), or (f) of the definition of Exempted Securities in the Purchase Agreement), any Common Stock for a consideration per share (before deduction of reasonable expenses or commissions or underwriting discounts or allowances in connection therewith) less than the Floor Price in effect on the date of such issuance (or deemed issuance) of such Common Stock (a “Dilutive Issuance”), then immediately upon the Dilutive Issuance, the Floor Price will be reduced to the amount of the consideration per share received by the Company in such Dilutive Issuance.

The Company shall be deemed to have issued or sold Common Stock if the Company in any manner issues or grants any warrants, rights or options (not including employee stock option plans), whether or not immediately exercisable, to subscribe for or to purchase Common Stock or other securities convertible into or exchangeable for Common Stock (“Convertible Securities”) (such warrants, rights, and options to Common Stock or Convertible Securities are hereinafter referred to as “Options”) and the price per share for which such Common Stock are issuable upon the exercise of such Options is less than the Floor Price then in effect, then the Floor Price shall be equal to such price per share. For purposes of the preceding sentence, the “price per share for which such Common Stock are issuable upon the exercise of such Options” is determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance or granting of all such Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of all such Options, plus, in the case of Convertible Securities issuable upon the exercise of such Options, the minimum aggregate amount of additional consideration payable upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (ii) the maximum total number of Common Stock issuable upon the exercise of all such Options (assuming full conversion of Convertible Securities, if applicable). No further adjustment to the Floor Price will be made upon the actual issuance of such Common Stock upon the exercise of such Options or upon the conversion or exchange of Convertible Securities issuable upon exercise of such Options.

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Additionally, the Company shall be deemed to have issued or sold Common Stock if the Company in any manner issues or sells any Convertible Securities, whether or not immediately convertible (other than in an issuance of Exempted Securities (except for issuances under clause (d) of the definition of Exempted Securities in the Purchase Agreement)), and the price per share for which such Common Stock issuable upon such conversion or exchange is less than the Floor Price then in effect, then the Floor Price shall be equal to such price per share. For the purposes of the preceding sentence, the “price per share for which such Common Stock issuable upon such conversion or exchange” is determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (ii) the maximum total number of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment to the Floor Price will be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

(vi) Share Combination Event Adjustment. If at any time and from time to time on or after the Issuance Date there occurs any share split, share dividend, share combination recapitalization or other similar transaction involving the Common Stock (each, a “Share Combination Event”, and such date thereof, the “Share Combination Event Date”) and the Event Market Price is less than the Floor Price then in effect (after giving effect to the adjustment in clause 3.4(a) above), then on the sixteenth (16th) Trading Day immediately following such Share Combination Event, the Floor Price then in effect on such sixteenth (16th) Trading Day (after giving effect to the adjustment in clause 3.4(a) above) shall be reduced (but in no event increased) to the Event Market Price. For the avoidance of doubt, if the adjustment in the immediately preceding sentence would otherwise result in an increase in the Floor Price hereunder, no adjustment shall be made.

(vii) Other Events. In the event that the Company (or any Subsidiary (as defined in the Purchase Agreement)) shall take any action to which the provisions hereof are not strictly applicable, or, if applicable, would not operate to protect the Holder from dilution or if any event occurs of the type contemplated by the provisions of this Section 3.4 but not expressly provided for by such provisions (including, without limitation, the granting of share appreciation rights, phantom share rights or other rights with equity features), then the Company’s board of directors shall in good faith determine and implement an appropriate adjustment in the Floor Price and the number of shares of Conversion Stock(if applicable) so as to protect the rights of the Holder; provided, however, that no such adjustment pursuant to this Section 3.4 will increase the Floor Price or decrease the number of shares of Conversion Stock as otherwise determined pursuant to this Section 3.4; provided, however, further, that, if the Holder does not accept such adjustments as appropriately protecting its rights hereunder, then the Board of Directors and the Holder shall agree, in good faith, upon an independent investment bank of nationally recognized standing to make such appropriate adjustments, whose determination shall be final and binding absent manifest error and whose fees and expenses shall be borne by the Company.

(viii) Consideration for Stock. In case any Common Stock or any Common Stock Equivalents shall be issued or sold:

(1) in connection with any merger or consolidation in which the Maker is the surviving corporation (other than any consolidation or merger in which the previously outstanding Common Stock of the Maker shall be changed to or exchanged for the stock or other securities of another corporation), the amount of consideration therefor shall be deemed to be the fair value, as determined reasonably and in good faith by the Board of Directors of the Maker and approved by the Requisite Holder, with such approval not to be unreasonably withheld, conditioned or delayed, of such portion of the assets and business of the non-surviving corporation as such Board of Directors may determine to be attributable to such Common Stock, rights or warrants or options or other Convertible Securities, as the case may be; or

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(2) in the event of any consolidation or merger of the Maker in which the Maker is not the surviving corporation or in which the previously outstanding Common Stock of the Maker shall be changed into or exchanged for the stock or other securities of another corporation or other property, or in the event of any sale of all or substantially all of the assets of the Maker for stock or other securities or other property of any corporation, the Maker shall be deemed to have issued Common Stock, at a price per share equal to the valuation of the Maker’s Common Stock based on the actual exchange ratio on which the transaction was predicated, as applicable, and the fair market value on the date of such transaction of all such stock or securities or other property of the other corporation. If any such calculation results in adjustment of the applicable Floor Price, or the number of Common Stock issuable upon conversion of the Note, the determination of the applicable Floor Price or the number of Common Stock issuable upon conversion of the Note immediately prior to such merger, consolidation, or sale, shall be made after giving effect to such adjustment of the number of Common Stock issuable upon conversion of the Note. In the event Common Stock issued with other shares or securities or other assets of the Maker for consideration which covers both, the consideration computed as provided in this Section 3.4(a)(viii) shall be allocated among such securities and assets as determined in good faith by the Board of Directors of the Maker, and approved by the Requisite Holder.

(ix) Record Date. In case the Maker shall take record of the holders of its Common Stock for the purpose of entitling them to subscribe for or purchase Common Stock or Convertible Securities, then the date of the issue or sale of the Common Stock shall be deemed to be such record date.

(b) No Impairment. The Maker shall not, by amendment of its Articles of Association and Memorandum of Association or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Maker, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3.4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Holder against impairment. In the event the Holder shall elect to convert this Note as provided herein, the Maker cannot refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of law, violation of an agreement to which the Holder is a party or for any reason whatsoever, unless, an injunction from a court, or notice, restraining and or adjoining conversion of this Note shall have issued and the Maker posts a surety bond for the benefit of the Holder in an amount equal to one hundred percent (100%) of the Principal Amount of the Note the Holder has elected to convert, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to the Holder (as liquidated damages) in the event it obtains judgment.

(c) Certificates as to Adjustments. Upon occurrence of each adjustment or readjustment of the Floor Price or number of Common Stock issuable upon conversion of this Note pursuant to this Section 3.4, the Maker at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment and readjustment, showing in detail the facts upon which such adjustment or readjustment is based. The Maker shall, upon written request of the Holder, at any time, furnish or cause to be furnished to the Holder a like certificate setting forth such adjustments and readjustments, the applicable Floor Price in effect at the time, and the number of Common Stock and the amount, if any, of other securities or property which at the time would be received upon the conversion of this Note. Notwithstanding the foregoing, the Maker shall not be obligated to deliver a certificate unless such certificate would reflect an increase or decrease of at least one percent (1%) of such adjusted amount.

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(d) Issue Taxes. The Maker shall pay any and all issue and other taxes, excluding federal, state, or local income taxes, that may be payable in respect of any issue or delivery of Common Stock on conversion of this Note pursuant thereto; provided, however, that the Maker shall not be obligated to pay any transfer taxes resulting from any transfer requested by the Holder in connection with any such conversion.

(e) Fractional Shares. No fractional Common Stock shall be issued upon conversion of this Note. In lieu of any fractional shares to which the Holder would otherwise be entitled, the Maker shall pay cash equal to such fractional shares multiplied by the Conversion Price then in effect.

(f) Reservation of Common Stock. The Maker shall at all times while this Note shall be outstanding, keep available out of its authorized Common Stock an amount equivalent to five (5) times the number of shares of Conversion Stock that could be issued at any time hereunder (initially 2,056,250 shares; the “Required Minimum”), disregarding for this purpose any and all limitations of any kind on such conversion. The Maker shall, from time to time, increase the authorized number of Common Stock or take other effective action if at any time the unissued number of authorized shares shall not be sufficient to satisfy the Maker’s obligations under this Section 3.4(f).

(g) Regulatory Compliance. If any Common Stock for the purpose of conversion of this Note require registration or listing with or approval of any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise before such shares may be validly issued or delivered upon conversion, the Maker shall, at its sole cost and expense, in good faith and as expeditiously as possible, secure such registration, listing or approval, as the case may be.

(h) Effect of Events Prior to the Issuance Date. If the Issuance Date of this Note is after the Closing Date, then, if the Conversion Price, the Floor Price, or any other right of the Holder of this Note would have been adjusted or modified by operation of any provision of this Note had this Note been issued on the Closing Date, such adjustment or modification shall be deemed to apply to this Note as of the Issuance Date as if this Note had been issued on the Closing Date.

3.5 Prepayment Following a Change of Control.

(a) Mechanics of Prepayment at Option of Holder in Connection with a Change of Control. No later than fifteen (15) days following the entry by the Company into an agreement for a Change of Control, but in no event prior to the public announcement of such Change of Control, the Maker shall deliver written notice describing the entry into such agreement (“Notice of Change of Control”) to the Holder. Within fifteen (15) days after receipt of a Notice of Change of Control, the Requisite Holder may require the Maker to prepay, effective immediately prior to the consummation of such Change of Control, an amount equal to the Mandatory Default Amount on such date (the “COC Repayment Price”), by delivering written notice thereof (“Notice of Prepayment at Option of Holder Upon Change of Control”) to the Maker.

(b) Payment of COC Repayment Price. Upon the Maker’s receipt of a Notice(s) of Prepayment at Option of Holder Upon Change of Control from the Holder, the Maker shall deliver the COC Repayment Price to the Holder immediately prior to the consummation of the Change of Control; provided that the Holder’s original Note shall have been so delivered to the Maker, and, provided, further that all payments shall be subject to the provisions of the Purchase Agreement with respect to the holders of the Other Notes.

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3.6 Prepayment Following a Funding. If, while any Principal Amount or Interest accrued thereon is outstanding, the Maker shall close any placement of its debt or equity securities or any alternative investment (e.g., commercial paper), then, concurrently with each such closing, the Maker shall tender to the Holder an amount equal to twenty-five percent (25%) of the Mandatory Default Amount. Notwithstanding such payment, the amount continuing to be owed by the Maker hereunder shall be reduced by an amount equal to 71.43% of the amount so tendered and the amount and timing of the Amortization Payments shall thereafter continue unabated in accordance with the terms and conditions of this Note.

3.7 Inability to Convert Fully.

(a) Holder’s Option if Maker Cannot Fully Convert. If, upon the Maker’s receipt of a Conversion Notice or as otherwise required under this Note, including with respect to repayment of principal in Common Stock as permitted under this Note, the Maker cannot issue Common Stock for any reason, including, without limitation, because the Maker (x) does not have a sufficient number of Common Stock authorized and available or (y) is otherwise prohibited by applicable law or by the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Maker or any of its securities from issuing all of the Common Stock which are to be issued to the Holder pursuant to this Note, then the Maker shall issue as many Common Stock as it is able to issue and, with respect to the unconverted portion of this Note or with respect to any Common Stock not timely issued in accordance with this Note, the Holder, solely at Holder’s option, can elect to:

(i) require the Maker to prepay that portion of this Note for which the Maker is unable to issue Common Stock or for which Common Stock were not timely issued (the “Mandatory Prepayment”) at a price equal to the number of shares of Common Stock that the Maker is unable to issue multiplied by the Conversion Price on the date of the Conversion Notice (the “Mandatory Prepayment Price”) (provided all payments shall be subject to the provisions of the Purchase Agreement with respect to the holders of the Other Notes); provided that an election under this clause (i) shall not be available in the event that the Maker is unable to issue Common Stock solely pursuant to the caps set forth in Section 3.3 above;

(ii) void its Conversion Notice and retain or have returned, as the case may be, this Note that was to be converted pursuant to the Conversion Notice (provided that the Holder’s voiding its Conversion Notice shall not affect the Maker’s obligations to make any payments which have accrued prior to the date of such notice); or

(iii) defer issuance of the applicable shares of Conversion Stock until such time as the Maker can legally issue such shares; provided, however, that the Principal Amount underlying such shares of Conversion Stock shall remain outstanding until the delivery of such shares of Conversion Stock; and provided, however, further, that if the Holder elects to defer the issuance of the shares of Conversion Stock, it may exercise its rights under either clause (i) or (ii) above at any time prior to the issuance of the shares of Conversion Stock upon two (2) Business Days’ notice to the Maker.

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(b) Mechanics of Fulfilling Holder’s Election. The Maker shall immediately send to the Holder, upon receipt of a Conversion Notice from the Holder, which cannot be fully satisfied as described in Section 3.6(a) above, a notice of the Maker’s inability fully to satisfy the Conversion Notice (the “Inability Fully to Convert Notice”). Such Inability Fully to Convert Notice shall indicate (i) the reason why the Maker is unable fully to satisfy the Holder’s Conversion Notice and (ii) the amount of this Note which cannot be converted. The Holder shall notify the Maker of its election pursuant to Section 3.6(a) above by delivering written notice to the Maker (“Notice in Response to Inability to Convert”).

(c) Payment of Mandatory Prepayment Price. If the Holder shall elect to have its Note prepaid pursuant to Section 3.6(a)(i) above, the Maker shall pay the Mandatory Prepayment Price to the Holder within five (5) Business Days of the Maker’s receipt of the Holder’s Notice in Response to Inability to Convert; provided that, if prior to the Maker’s receipt of the Holder’s Notice in Response to Inability to Convert, the Maker has not delivered a notice to the Holder stating, to the satisfaction of the Holder, that the event or condition resulting in the Mandatory Prepayment has been cured and all shares of Conversion Stock issuable to the Holder can and will be delivered to the Holder in accordance with the terms of this Note. If the Maker shall fail to pay the applicable Mandatory Prepayment Price to the Holder on the date that is two (2) Business Days following the Maker’s receipt of the Holder’s Notice in Response to Inability to Convert, in addition to any remedy the Holder may have under this Note and the Purchase Agreement, such unpaid amount shall bear interest at the rate of fifteen percent (15%) per month (prorated for partial months) until paid in full. Until the full Mandatory Prepayment Price is paid in full to the Holder, the Holder may (i) void the Mandatory Prepayment with respect to that portion of the Note for which the full Mandatory Prepayment Price has not been paid and (ii) receive back such Note.

(d) No Rights as Stockholder. Except as expressly set forth hereunder, nothing contained in this Note shall be construed as conferring upon the Holder, prior to the conversion of this Note, the right to vote or to receive dividends or to consent or to receive notice as a stockholder of the Company in respect of any meeting of stockholders for the election of directors of the Maker or of any other matter, or any other rights as a stockholder of the Maker.

3.8 Compensation for Buy-In on Failure to Timely Deliver shares of Conversion Stock. In addition to any other rights available to the Holder, if the Company fails to deliver or cause the Transfer Agent to transmit to the Holder, shares of Conversion Stock or any other shares pursuant to a conversion on or before the Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, Common Stock to deliver in satisfaction of a sale by the Holder of the shares of Conversion Stock which the Holder anticipated receiving upon such conversion (a “Buy-In”), then the Company shall (a) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of shares of Conversion Stock that the Company was required to deliver to the Holder in connection with the conversion at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (b) at the option of the Holder, either reinstate the portion of the Note and equivalent number of shares of Conversion Stock for which such conversion was not honored (in which case such conversion shall be deemed rescinded) or deliver to the Holder the number of Common Stock that would have been issued had the Company timely complied with its conversion and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of US$11,000.00 to cover a Buy-In with respect to an attempted conversion of Common Stock with an aggregate sale price giving rise to such purchase obligation of US$10,000.00, under clause (a) of the immediately preceding sentence the Company shall be required to pay the Holder US$1,000.00. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Common Stock upon conversion of the Note as required pursuant to the terms hereof.

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ARTICLE 4

4.1 Covenants. For so long as any Note is outstanding, without the prior written consent of the Holder, which can be withheld, delayed, denied, or conditioned for any reason or for no reason:

(a) Compliance with Transaction Documents. The Maker shall, and shall cause its Subsidiaries to, comply with its obligations under this Note and the other Transaction Documents.

(b) Payment of Taxes, Etc. The Maker shall, and shall cause each of its Subsidiaries to, promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Maker and the Subsidiaries, except for such failures to pay that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect; provided, however, that any such tax, assessment, charge, or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Maker or such Subsidiaries shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Maker and such Subsidiaries will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

(c) Corporate Existence. The Maker shall, and shall cause each of its Subsidiaries to, maintain in full force and effect its corporate existence, rights, and franchises and all licenses and other rights to use property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business.

(d) Investment Company Act. The Maker shall conduct its businesses in a manner so that it will not be required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(e) Change in Nature of Business; Divestiture. The Company shall neither change the nature of its business as conducted as of the date of this Note and nor sell, divest, or change the structure of any material assets other than in the ordinary course of business.

(f) Merchant Cash Advances. The Company shall not enter into or accept any Merchant-Cash-Advances (MCA) or similar financing instruments.

(g) Prohibition of Certain Transactions. The Company will not be party to any Variable Rate Transactions or Equity Lines of Credit.

4.2 Set-Off. This Note shall be subject to the set-off provisions set forth in the Purchase Agreement.

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ARTICLE 5

5.1 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via email at the email address specified in this Section prior to 5:00 p.m. (New York time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via email at the email address specified in this Section on a day that is not a Business Day or later than 5:00 p.m. (New York time) on any date and earlier than 11:59 p.m. (New York time) on such date, (c) the Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses for notice shall be as set forth in the Purchase Agreement.

5.2 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Nevada, without reference to principles of conflict of laws or choice of laws. This Note shall not be interpreted or construed with any presumption against the party causing this Note to be drafted.

5.3 Headings. Article and section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose.

5.4 Remedies, Characterizations, Other Obligations, Breaches, and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit the Holder’s right to pursue actual damages for any failure by the Maker to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments, conversion, and the like (and the computation thereof) shall be the amounts to be received by the holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Maker (or the performance thereof). The Maker acknowledges that a breach by it of its obligations hereunder will cause irreparable and material harm to the Holder and that the remedy at law for any such breach would be inadequate. Therefore, the Maker agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available rights and remedies, at law or in equity, to equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

5.5 Enforcement Expenses. The Maker agrees to pay all costs and expenses of enforcement of this Note, including, without limitation, reasonable and documented attorneys’ fees, and expenses.

5.6 Binding Effect; Assignment. The obligations of the Maker and the Holder set forth herein shall be binding upon the successors and assigns of each such party, whether or not such successors or assigns are permitted by the terms herein. The Holder shall have the right to assign this Note hereunder without notice to or the consent of the Maker.

5.7 Amendments; Waivers. No provision of this Note may be waived or amended except in a written instrument signed by the Company and the Holder and approved by the Requisite Holder (as defined in the Purchase Agreement). No waiver of any default with respect to any provision, condition or requirement of this Note shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition, or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

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5.8 Compliance with Securities Laws. The Holder of this Note acknowledges that this Note is being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder shall not offer, sell, or otherwise dispose of this Note in violation of securities laws. This Note and any Note issued in substitution or replacement therefor shall be stamped or imprinted with a legend in substantially the following form:

“NEITHER THIS NOTE NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.”

5.9 Jurisdiction; Venue. Any action, proceeding or claim arising out of, or relating in any way to this Note shall be brought and enforced in the state and federal courts sitting in the City of Las Vegas. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Las Vegas, County of Clark for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action, suit or proceeding to enforce any provisions of this Warrant, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for their reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding. The prevailing party in any such action shall be entitled to recover its reasonable and documented attorneys’ fees and out-of-pocket expenses relating to such action or proceeding.

5.10 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power, or privilege.

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5.11 Maker Waivers. Except as otherwise specifically provided herein, the Maker and all others that may become liable for all or any part of the obligations evidenced by this Note, hereby waive presentment, demand, notice of nonpayment, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and do hereby consent to any number of renewals of extensions of the time or payment hereof and agree that any such renewals or extensions may be made without notice to any such persons and without affecting their liability herein and do further consent to the release of any person liable hereon, all without affecting the liability of the other persons, firms or Maker liable for the payment of this Note.

(a) THE MAKER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS.

(b) No delay or omission on the part of the Holder in exercising its rights under this Note, or course of conduct relating hereto, shall operate as a waiver of such rights or any other right of the Holder, nor shall any waiver by the Holder of any such right or rights on any one occasion be deemed a waiver of the same right or rights on any future occasion.

(c) THE MAKER ACKNOWLEDGES THAT THE TRANSACTION, OF WHICH THIS NOTE IS A PART, IS A COMMERCIAL TRANSACTION, AND, TO THE EXTENT ALLOWED BY APPLICABLE LAW, HEREBY WAIVES ITS RIGHT TO NOTICE AND HEARING WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE HOLDER OR ITS SUCCESSORS OR ASSIGNS MAY DESIRE TO USE.

5.12 Definitions. Capitalized terms used herein and not defined shall have the meanings set forth in the Purchase Agreement. For the purposes hereof, the following terms shall have the following meanings:

(a) “Closing Price” means the closing price of the Common Stock on the Trading Market on the date of determination.

(b) “Event Market Price” means, with respect to any Share Combination Event Date, the quotient determined by dividing (x) the sum of the VWAP of the Common Stock for each of the five (5) lowest Trading Days during the twenty (20) consecutive Trading Day period ending and including the Trading Day immediately preceding the sixteenth (16th) Trading Day after such Share Combination Event Date, divided by (y) five (5). All such determinations shall be appropriately adjusted for any share dividend, share split, share combination, recapitalization, or other similar transaction during such period.

(c) “Floor Price” means $0.10, as subject to adjustment as provided herein.

(d) “Indebtedness” means: (a) all obligations for borrowed money; (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments; (c) all capital lease obligations that exceed US$500,000.00 in the aggregate outstanding at any time; (d) all obligations or liabilities secured by a lien or encumbrance on any asset of the Maker, irrespective of whether such obligation or liability is assumed; (e) all obligations for the deferred purchase price of assets, other than trade debt and other accounts payable incurred in the ordinary course of business; (f) all synthetic leases; and (g) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse) any of the foregoing obligations of any other person.

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(e) “Mandatory Default Amount” means an amount equal to 140% of the aggregate of Outstanding Principal Amount, accrued interest, and all other amounts owing in respective of this Note.

(f) “Outstanding Principal Amount” means, at the time of determination, the Principal Amount outstanding after giving effect to any conversions or prepayments pursuant to the terms hereof.

(g) “Repayment Shares” means Common Stock issued to the Holder by the Maker as payment of Interest, pursuant to Section 1.2.2 of this Note.

(h) “Significant Subsidiary” means any Subsidiary of the Company that constitutes, or any group of Subsidiaries of the Company that, in the aggregate, would constitute, a “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X under the 1934 Act) of the Company.

(i) “Trading Day” means a day on which the Common Stock are traded on a Trading Market.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Maker has caused this Note to be duly executed by its duly authorized officer as of the date first above indicated.

ADVENT TECHNOLOGIES HOLDINGS, INC.

By:
Gary Herman
Chief Executive Officer

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EXHIBIT A

FORM OF CONVERSION NOTICE

(To be Executed by the Registered Holder in order to Convert the Note)

The undersigned hereby irrevocably elects to convert $____ of the Conversion Amount of the above Note No. ____ into shares of Common Stock of the Maker according to the conditions hereof, as of the date written below.

Date of Conversion:

Conversion Price:

Number of shares of Common Stock beneficially owned or deemed beneficially owned by the Holder on the Conversion Date: _________________________

[HOLDER]

By:
Name:
Title:

Address:

ADN Advent Technologies Holdings - Hudson Convertible Note August 2025.2	EXHIBIT A-1